EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2010 with respect to the consolidated financial statements (which are included in the 2010 Annual Report to Stockholders, attached as an exhibit to the Annual Report on Form 10-K) and internal control over financial reporting included in the Annual Report of Old Second Bancorp, Inc. on Form 10-K for the year ended December 31, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statements of  Old Second Bancorp, Inc. on Form S-8 (File No. 333-38914, effective June 9, 2000; File No. 333-137261, effective September 12, 2006; File No. 333-137262, effective September 12, 2006; and File No. 333-151794, effective June 20, 2008) and Form S-3 (File No. 333-31049, effective August 6, 1997; File No. 333-105421, effective June 25, 2003; File No. 333-158715, effective April 23, 2009; and File No. 333-166806, effective May 26, 2010).

/s/GRANT THORNTON LLP

New York, New York

March 16, 2011